UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2006

BEVERLY HILLS BANCORP INC.

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements and Related Audit Report and Completed Interim Reviews.

On February 21, 2006, the Audit Committee of the Board of Directors of Beverly Hills Bancorp Inc. (the “Company” or “BHBC”) concluded that the Company’s previously issued audited financial statements and related audit report for the year ended December 31, 2004 and its unaudited balance sheets as of March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon.

These financial statements contained an error related solely to (i) the amount of the net operating losses (NOLs) utilized by the Company in computing its taxes for 2004 and prior years, which affected the amount of the NOL carryover that was available for future years, and (ii) the computation of taxable “excess inclusion income” on the Company’s interests in Real Estate Mortgage Investment Conduits (REMICs). As a result of these errors, the Company overstated its deferred tax asset, which included future tax benefits associated with its NOLs, although this had no effect on the Company’s balance sheet or income until the fourth quarter of 2004 because the Company had established a valuation allowance against this asset.

As of December 31, 2004, BHBC had concluded that it was more likely than not that its deferred tax asset relating to the NOLs would be realized in future periods. Consequently, in the fourth quarter of 2004, BHBC significantly reduced the valuation allowance against the deferred tax asset. A substantial portion of this reduction in valuation allowance was recorded as a tax benefit in the Company’s statement of operations for the period.

As a result of the error described above, the deferred tax asset as reported was overstated by approximately $1.6 million at December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, thus overstating the Company’s total assets and stockholders’ equity at each of those dates by such amount. In addition, the Company’s net income for the quarter and year ended December 31, 2004, which included the realization of a portion of the deferred tax asset, was overstated by approximately $1.6 million. To correct these errors, the Company will restate its financial statements as of and for the year ended December 31, 2004. The effects of these adjustments will be reflected on the Company’s balance sheet as of December 31, 2005. The Company will include these restated financial statements in its report on Form 10-K for the year ended December 31, 2005.

Despite the reduction in its available NOL carryover, BHBC anticipates that these adjustments will have minimal, if any, impact on its cash cost of taxes or cash flows. The Company’s NOL deduction for federal income tax purposes is limited to $6.0 million annually, as a result of BHBC’s greater-than-50% change in control between 1999 and 2002.

BHBC’s Audit Committee and executive officers have discussed the matters described herein with the Company’s independent accountants, Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2006	BEVERLY HILLS BANCORP INC. Registrant

/s/ Larry B. Faigin
Larry B. Faigin
CHIEF EXECUTIVE OFFICER